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EXHIBIT 5.1

GOODWIN PROCTER LLP
COUNSELLORS AT LAW
EXCHANGE PLACE
BOSTON, MASSACHUSETTS 02109

June 10, 2003

Watts Industries, Inc.
815 Chestnut Street
North Andover, Massachusetts 01845

  Re:
  Legality of Securities to be Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished in our capacity as counsel to Watts Industries, Inc., a Delaware corporation (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of debt securities (the "Debt Securities"), shares of preferred stock, par value $.10 per share (the "Preferred Stock"), and shares of class A common stock, par value $.10 per share, (the "Common Stock"), or any combination of Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities"), having a maximum aggregate public offering price of $100,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

        In connection with rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of State of the State of Delaware, (ii) the Amended and Restated By-laws of the Company, as amended, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law (which includes applicable provisions of the Delaware General Corporation Law and reported judicial decisions interpreting the Delaware General Corporation Law and applicable provisions of the Delaware Constitution), and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

        Based upon the foregoing, we are of the opinion that (i) when the Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution"), (ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Resolution and (iii) upon the issuance of the Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable, under the Delaware General Corporation Law.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,
/s/ GOODWIN PROCTER LLP GOODWIN PROCTER LLP

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